EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended November 30, 2018 of HICLASST, Inc., a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Patrik Wiedmann, Chairman, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

HICLASST, Inc.

Date: February 22, 2019	By:	/s/ Patrik Wiedemann
Patrik Wiedemann
President, and Director Principal Executive Officer, Principal Financial Officer Principal Accounting Officer